Exhibit 2.2

EXECUTION VERSION

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

September 5, 2018

Reference is hereby made to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of July 30, 2018, by and among Solbright Group, Inc., a Delaware corporation (the “Parent”), Iota Networks, LLC, an Arizona limited liability company and a direct wholly-owned subsidiary of Parent (the “Acquisition Subsidiary”), M2M Spectrum Networks, LLC, an Arizona limited liability company (the “Company”), and Spectrum Networks Group, LLC, an Arizona limited liability company and the majority member of the Company (the “Company Parent”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

WHEREAS, Section 9.9 of the Merger Agreement provides that the Parties may amend the Merger Agreement pursuant to a written instrument;

WHEREAS, the Parties desire to amend certain provisions of the Merger Agreement as follows.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

1.	Section 1.2 of the Merger Agreement shall be amended as follows:

At the end of the second sentence, the following shall be added “provided, that, for all bookkeeping and accounting purposes, the Closing shall be deemed to have occurred at 12:01 am local time on the first calendar day of the month in which the Closing occurs.”

2.	Section 1.5(a) of the Merger Agreement shall be amended as follows:

“1.4147” shall be struck and deleted and replaced with “1.5797”.

3.	Section 1.5(b) of the Merger Agreement shall be amended as follows:

“1.0087” shall be struck and deleted and replaced with “1.0919”.

4.	Section 5.3(h) of the Merger Agreement shall be amended as follows:

“36,051,869” shall be struck and deleted and replaced with “38,390,322”.

5.	This Amendment No 1. to Agreement and Plan of Merger and Reorganization shall be deemed to be a “Transaction Document” pursuant to the Merger Agreement.

6.	The provisions of Sections 9.3 to Section 9.14, without limitation, of the Merger Agreement are hereby incorporated in this Amendment mutatis mutandis.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment No 1. to Agreement and Plan of Merger and Reorganization as of the date first above written.

PARENT:
SOLBRIGHT GROUP, INC.

By:	/s/ Terrence DeFranco
Name:	Terrence DeFranco
Title:	Chief Executive Officer

ACQUISITION SUBSIDIARY:
IOTA NETWORKS, LLC

By:	/s/ Terrence DeFranco
Name:	Terrence DeFranco
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 Agreement and Plan of Merger and Reorganization]

COMPANY:
M2M SPECTRUM NETWORKS, LLC

By:	/s/ Barclay Knapp
Name:	Barclay Knapp
Title:	Manager

COMPANY PARENT:
SPECTRUM NETWORKS GROUP, LLC

By:	/s/ Barclay Knapp
Name:	Barclay Knapp
Title:	Manager

[Signature Page to Amendment No. 1 Agreement and Plan of Merger and Reorganization]